UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 3, 2009

TERADATA CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number 001-33458

Delaware	75-3236470
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2835 Miami Village Drive

Miamisburg, Ohio 45342

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (937) 242-4800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At its February 3, 2009 meeting, the Board of Directors (the “Board”) of Teradata Corporation (“Teradata” or the “Company”) amended and restated the Teradata Corporation 2007 Stock Incentive Plan (the “Plan”) to make certain minor changes, including clarifying that the Compensation and Human Resource Committee of the Board has the ability to adjust performance goals for qualified performance-based awards granted under the Plan, provided that an adjustment is not permitted to the extent that it would result in the disallowance of a deduction to the Company under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), that would otherwise have been available for such award. A copy of the Plan is attached hereto as Exhibit 10.1 and incorporated herein by reference. The Plan will be submitted together with the Teradata Corporation Management Incentive Plan to stockholders for approval pursuant to Section 162(m) of the Code at the Company’s 2009 annual meeting of stockholders, scheduled to be held on April 28, 2009.

In connection with the spin off of Teradata from NCR Corporation in late 2007, each of the Company’s executive officers received an offer letter to join Teradata. Each letter agreement sets forth, among other things, the following terms relating to the officer’s employment as of the spin off: (a) annual base salary and annual incentive award opportunity; (b) the terms of the equity grant awarded to the officer in connection with the spin off; (c) a statement of eligibility for participation in the Company’s change in control severance plan; and (d) a statement of the vacation and health and welfare benefits available to each officer. In addition, by accepting the terms of the letter, each officer agreed to the following covenants during and for twelve months following his termination of employment, unless such covenants are waived by the Board: (x) not to render services directly or indirectly to a competing organization, (y) not to directly or indirectly recruit, hire, solicit or induce, or attempt to induce, any exempt employee of Teradata to terminate his employment with or otherwise cease his relationship with Teradata; and (z) not to solicit the business of any firm or company, including customers, with which the officer worked during the last two (2) years of employment.

In connection with its plan to comply with Section 409A of the Code, the Company recently amended the employment letters of several of its officers. These amendments generally are technical in nature and affect the timing, but not the amount, of compensation that could be received by the officers and, in particular, clarify the timing of the reimbursement of legal fees, if any, required under the terms of the offer letters.

A copy of the original offer letters as well as the amendments to the offer letters for Messrs. Robert Fair, Daniel Harrington, and Bruce Langos, each an executive officer of the Company, are attached hereto as Exhibits 10.2 through 10.7 and incorporated herein by reference.

The foregoing descriptions of the Plan and the executive offer letters, as amended, are qualified in their entirety by reference to the full text thereof.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

The following exhibits are attached with this current report on Form 8-K:

Exhibit No.	Description
10.1	Amended and Restated Teradata Corporation 2007 Stock Incentive Plan, dated February 3, 2009.

10.2	Offer Letter from Teradata Corporation to Robert Fair dated September 20, 2007.

10.3	Offer Letter from Teradata Corporation to Daniel Harrington dated September 20, 2007.

10.4	Offer Letter from Teradata Corporation to Bruce Langos dated September 20, 2007.

10.5	Amendment to the Offer Letter from Teradata Corporation to Robert Fair effective December 31, 2008.

10.6	Amendment to the Offer Letter from Teradata Corporation to Daniel Harrington effective December 31, 2008.

10.7	Amendment to the Offer Letter from Teradata Corporation to Bruce Langos effective December 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TERADATA CORPORATION

Date: February 9, 2009	By:	/s/ Stephen M. Scheppmann
Stephen M. Scheppmann
Executive Vice President and Chief Financial Officer

Index to Exhibits

Exhibit No.	Description
10.1	Amended and Restated Teradata Corporation 2007 Stock Incentive Plan, dated February 3, 2009.

10.2	Offer Letter from Teradata Corporation to Robert Fair dated September 20, 2007.

10.3	Offer Letter from Teradata Corporation to Daniel Harrington dated September 20, 2007.

10.4	Offer Letter from Teradata Corporation to Bruce Langos dated September 20, 2007.

10.5	Amendment to the Offer Letter from Teradata Corporation to Robert Fair effective December 31, 2008.

10.6	Amendment to the Offer Letter from Teradata Corporation to Daniel Harrington effective December 31, 2008.

10.7	Amendment to the Offer Letter from Teradata Corporation to Bruce Langos effective December 31, 2008.